UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FIRST HORIZON CORPORATION

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SUPPLEMENTAL INFORMATION DATED MARCH 19, 2021

Related to the First Horizon Corporation

2021 Proxy Statement

For the Annual Meeting of Shareholders

To Be Held on April 27, 2021

First Horizon Corporation’s 2021 Proxy Statement proposes and recommends, in Vote Item 2, that shareholders approve a new 2021 Incentive Plan. The 2021 Incentive Plan, if approved, would authorize the grant of stock and other awards resulting in the potential issuance of up to 14 million shares of First Horizon common stock, all as described on pages 53-64 of the 2021 Proxy Statement.

As described on pages 53 and 54 of the 2021 Proxy Statement, First Horizon has used, and currently uses, older plans for its stock award programs. Of those older plans, only two still authorize the grant of new awards: the Equity Compensation Plan of legacy First Horizon and the 2019 Stock Incentive Plan of legacy IBERIA (“Active Plans”). Page 54 summarizes outstanding awards as of March 5, 2021 under all older plans, both active and inactive. On page 53 of the 2021 Proxy Statement, First Horizon stated that if the new 2021 Incentive Plan is approved, First Horizon will discontinue granting any new awards under the Active Plans.

Expanding on the last point, First Horizon will not grant new awards under either of the Active Plans before the 2021 annual meeting of shareholders. Specifically:

•	The tabular summary of outstanding awards on page 54 of the 2021 Proxy Statement will remain correct through the 2021 annual meeting of shareholders. In other words, no awards of any sort have been granted under the Active Plans since March 5, 2021, and none will be granted from March 5 through the conclusion of First Horizon’s 2021 annual meeting of shareholders.

•	As stated on page 53 of the 2021 Proxy Statement, assuming shareholders approve the 2021 Incentive Plan as proposed, both Active Plans will become inactive and unavailable for new awards. All new awards granted after the 2021 annual meeting will be made under the 2021 Incentive Plan and only under that Plan.

First Horizon’s 2021 Proxy Statement (along with other annual meeting materials) is available on First Horizon’s corporate website at https://ir.fhnc.com/investor-relations/sec-filings-1/annual-meeting-materials/default.aspx. The Proxy Statement also is available on the SEC’s website at https://www.sec.gov/Archives/edgar/data/36966/000093041321000585/c101015_def14a.htm.